UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Presidential Life Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 20, 2010

Dear Fellow Stockholder:

According to our latest records, we have not yet received your proxy for the important Annual Meeting of Presidential Life Corporation, to be held on August 18, 2010. Your Board of Directors unanimously recommends that stockholders vote FOR the Company’s eight nominees for directors and FOR ratification of the appointment of the independent registered public accounting firm.

Please help your company avoid the expense of further solicitation by voting today by telephone, via the Internet, or by signing, dating and returning the enclosed white proxy card in the postage-paid envelope provided.

Thank you for your cooperation.

Very truly yours,

William M. Trust, Jr.
Non-Executive Chairman of the Company

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed white card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.